UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 25, 2016

ONEBEACON INSURANCE GROUP, LTD.
(Exact name of registrant as Specified in Charter)

Bermuda	1-33128	98-0503315
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

605 Highway 169 North
Plymouth, Minnesota 55441
(Address of Principal Executive Offices) (Zip Code)

(952) 852-2431
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07         Submission of Matters to a Vote of Security Holders.

At the Company’s 2016 Annual General Meeting of Members held on May 25, 2016:

1)	three Class I directors were elected to serve terms ending in 2019;

2)	the authorization of the election of the Board of Directors of Split Rock Insurance, Ltd. was approved;

3)	the authorization of the election of the Board of Directors of Grand Marais Capital Limited was approved;

4)	the authorization of the Board of Directors of any new designated subsidiary of the Company was approved; and

5)	the appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for 2016 was approved.

As of March 30, 2016, the record date for the 2016 Annual General Meeting, a total of 22,589,822 Class A common shares and 71,754,738 Class B common shares were issued and outstanding. The results of the vote are presented below.

Proposal 1 — Election of three Class I directors with terms ending in 2019.

Director	Vote For*	Votes Withheld	Broker Non-Votes
Lois W. Grady	735,325,071	1,272,245	2,379,099
T. Michael Miller	735,763,382	833,934	2,379,099
Lowndes A. Smith	735,334,006	1,263,310	2,379,099
Kent D. Urness	735,705,832	891,484	2,379,099

Proposal 2 — Authorization to elect Messrs. Christopher G. Garrod, Kevin Pearson, John C. Treacy, and Ms. Sarah A. Kolar to the Board of Directors of Split Rock Insurance, Ltd.

Votes For*	Votes Against	Abstentions	Broker Non-Votes
763,089,697	290,418	217,201	2,379,099

Proposal 3 — Authorization to elect Ms. Sarah A. Kolar, Mr. Jonah Pfeffer, and Ms. Davinia Smith to the Board of Directors of Grand Marais Capital Limited.

Votes For*	Votes Against	Abstentions	Broker Non-Votes
736,045,195	334,846	217,275	2,379,099

Proposal 4 — Authorization to elect Messrs. Paul H. McDonough, Kevin Pearson, John C. Treacy, and Ms. Sarah A. Kolar to the Board of Directors of any new designated subsidiary of the Company.

Votes For*	Votes Against	Abstentions	Broker Non-Votes
736,104,431	390,425	102,460	2,379,099

Proposal 5 — Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for 2016.

Votes For*	Votes Against	Abstentions	Broker Non-Votes
738,636,148	142,012	198,255	—

*Each Class B common share is entitled to 10 votes for every one share; the totals shown above give effect to the 10 for 1 Class B common share voting rights. The Class A and Class B shares vote together as one class.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONEBEACON INSURANCE GROUP, LTD.

Dated: May 31, 2016	By: /s/ Sarah A. Kolar ____________________________________________ Sarah A. Kolar, Secretary